UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2010

ZIPREALTY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of Principal Executive Offices)

(Zip Code)

510-735-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 23, 2010, J. Patrick Lashinsky resigned from his position as Chief Executive Officer and President and as a member of the Board of Directors of ZipRealty, Inc. (the “Company”), effective October 1, 2010. There are no disagreements between Mr. Lashinsky and the Company regarding any matter related to the Company’s operations, policies or practices.

(c) and (d) On September 23, 2010, the Company’s Board of Directors promoted Charles C. (“Lanny”) Baker, the Company’s Executive Vice President and Chief Financial Officer, to the position of Chief Executive Officer and President, and elected Mr. Baker as a Class I member of the Company’s Board of Directors, in each case effective October 2, 2010. The Company plans to begin the search for a new Chief Financial Officer shortly, and Mr. Baker will remain the acting Chief Financial Officer until his successor is appointed. The terms of Mr. Baker’s additional compensation have not yet been determined.

Mr. Baker, age 43, has served as the Company’s Executive Vice President and Chief Financial Officer since December 2008. From March 2005 to June 2007, Mr. Baker served as Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc., an online recruitment services company. From June 1993 to March 2005, Mr. Baker served in positions of increasing responsibility in the Equity Research department at Smith Barney, a division of Citigroup, Inc., serving as Managing Director from January 2000 to March 2005. Prior to joining Smith Barney, Mr. Baker spent two years as an Equity Research Analyst at Morgan Stanley & Co. and two years in research assistant positions at Donaldson, Lufkin & Jenrette. Mr. Baker is currently the chair of the audit committee and the nominating and corporate governance committee of The Knot, Inc., a lifestages media company targeting couples planning their weddings and future lives together. Mr. Baker holds a Bachelor of Arts degree in history from Yale College.

Based on Mr. Baker’s previous experience and service as the Company’s Executive Vice President and Chief Financial Officer as well as his executive experience at Monster Worldwide, Inc., and as a member of other board of directors and their committees, the Company believes that Mr. Baker possesses the qualifications, attributes and skills to serve as a member of the Company’s Board of Directors. Furthermore, the Company believes it may be appropriate for certain members of our management, in particular our Chief Executive Officer, to participate as a member of the Board of Directors.

(e) Mr. Lashinsky and the Company have entered into a separation agreement and release in connection with his departure. Mr. Lashinsky will receive severance equal to nine months of his current annual base salary of $400,000, paid semi-monthly in accordance with the Company’s normal payroll practices, an extension of the exercise period for his vested stock options until October 1, 2013, accelerated vesting of 28,125 shares of unvested restricted stock, and reimbursement of COBRA medical insurance premiums for twelve months. The Company and Mr. Lashinsky have mutually agreed to release one another from all claims and liabilities under federal and state laws arising prior to the separation date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	September 24, 2010	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Vice President and
General Counsel